UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under § 240.14a-12

EPOCH HOLDING CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

This filing consists of an email from William W. Priest, Chief Executive Officer of Epoch Holding Corporation (“Epoch”), distributed to all employees of Epoch on December 6, 2012.

EMAIL FROM WILLIAM W. PRIEST TO ALL EPOCH EMPLOYEES

Employee Letter

To all employees:

I am pleased to announce that Epoch Investment Partners has agreed to enter into a merger agreement with TD Bank Group, wherein TD will acquire the common stock of Epoch Holding Corporation, the parent of Epoch Investment Partners. TD Bank Group is a firm possessing a reputation for financial strength and outstanding client service. This combination will enhance Epoch’s ability to serve clients and will preserve our independence and longevity.

The agreement between TD and Epoch establishes a more formidable North American asset management capability with a broad solution set serving clients in the U.S., Canada and worldwide. As a result of this transaction, Epoch will become the global active equity platform for the combined entity’s equity strategies, excluding Canada-only portfolios. TD’s money management subsidiary, TD Asset Management, is a leading, multi-asset-class investment firm in Canada with over $200 billion in assets under management, and is the number-one pension and foundations/endowment investment firm in Canada. Similar to Epoch, TDAM is an experienced and established money manager led by buy-side professionals with a strong focus on investment excellence and process discipline, who very much understand and respect what Epoch has achieved and the need to preserve the culture that underpins our success.

Importantly, Epoch’s identity, culture, and operating autonomy will be preserved. Our existing senior management team will continue to manage our firm as well as our investment team and investment process. Although there will be modest changes to our governance structure, compensation, and incentive policies to better align this new relationship, our leadership team, management processes, and personnel decisions will continue as they now exist.

We believe this arrangement is in the best interests of our clients, shareholders and employees. With greater resources, we will be able to accelerate our plan to deepen and expand our pool of talented investment personnel. Key personnel risk will be reduced, and our strong balance sheet will be further supported by being part of a larger group. We will be better able to withstand almost any storm in a troubled world.

The leadership team of Epoch, both investment and business personnel, have agreed to long-term employment agreements reinforcing our commitment to the firm, with myself continuing as CEO of Epoch Investment Partners. Our senior management will personally invest a substantial portion of their proceeds from the transaction and from long-term deferred compensation in Epoch’s products, alongside our clients. This transformative event and the commitment of our senior team will allow us to accelerate the development of the firm by broadening our investment expertise and provide assurance that we can continue to serve our clients successfully in the years ahead.

From the inception of our firm in June of 2004, our mission has been to build a firm of substance — one where clients come first and employees see the company as a destination place of employment. We have always believed that if we achieved those two goals, shareholders would be rewarded as well. The combination of TDAM and Epoch Investment Partners accelerates that mission.

William W. Priest

Chief Executive Officer

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain statements that may be considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about Epoch and may include projections of Epoch’s future financial performance based on Epoch’s anticipated growth strategies and trends in Epoch’s business. These statements are only predictions based on Epoch’s current expectations and projections about future events. There are important factors that could cause Epoch’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding: the failure to receive, on a timely basis or otherwise, the required approvals by Epoch’s stockholders and governmental or regulatory agencies; the risk that a condition to closing of the proposed transaction may not be satisfied; Epoch’s ability to consummate the proposed transaction; operating costs and business disruption may be greater than expected; the ability of Epoch to retain and hire key personnel and maintain relationships with business partners pending consummation of the proposed transaction; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which Epoch operates, as detailed from time to time in Epoch’s reports filed with the Securities and Exchange Commission (the “SEC”). There can be no assurance that the proposed transaction will in fact be consummated.

These risks and uncertainties are not exhaustive. Additional information about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A in Epoch’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 and Item 1.A in Epoch’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Epoch or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. Neither Epoch nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements speak only as of the date of this communication. Epoch is not under any duty to update any of these forward-looking statements after the date of this communication, nor to conform Epoch’s prior statements to actual results or revised expectations, and Epoch does not intend to do so.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Epoch and TD. The proposed transaction will be submitted to the stockholders of Epoch for their consideration. In connection with the proposed transaction, Epoch will prepare a proxy statement to be filed with the SEC. Epoch and TD plan to file with the SEC other documents regarding the proposed transaction. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to Epoch’s stockholders. You may obtain copies of all documents filed with the SEC concerning the proposed transaction, free of charge, at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Epoch through the Investor Relations section of our website, and the “Financial Information” tab therein. The website address is www.eipny.com. The information on our website is not, and shall not be deemed to be a part hereof or incorporated into this or any other filings with the SEC. You may also send a written request to our Corporate Secretary at Epoch Holding Corporation, 640 Fifth Avenue, 18th Floor, New York, New York 10019, Attn: Corporate Secretary, or by calling the Corporate Secretary at (212) 303-7200.

Interests of Participants

Epoch and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Epoch in connection with the proposed transaction. Information regarding Epoch’s directors and executive officers is set forth in Epoch’s Proxy Statement for its 2012 Annual Meeting of Stockholders and its Annual Report on Form 10-K for the fiscal year ended June 30, 2012, which were filed with the SEC on October 18, 2012 and September 10, 2012, respectively. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction will be contained in the proxy statement to be filed by Epoch with the SEC when it becomes available.

3